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Exhibit (a)(1)(K)

FORM OF FOLLOW-UP E-MAIL TO EMPLOYEES HOLDING DISCOUNTED
STOCK OPTIONS ISSUED BY MERCURY INTERACTIVE CORPORATION

TO: Name of Discounted Option Holder
SUBJECT: Follow Up: Section 409A discounted stock option briefing
FROM: stockadmin@mercury.com
DATE: November 27, 2006

As outlined in an e-mail dated November 17, 2006 and in the documents included with that e-mail, recently enacted Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% penalty tax and interest charges) on stock options that were granted at a discount from the fair market value and which vest after December 31, 2004. HP has offered you the opportunity to participate in a special option amendment program with respect to those discounted stock options that may enable you to avoid those unfavorable tax consequences. The program is being conducted by means of a tender offer for your discounted stock options.

HP conducted two briefings regarding the discounted stock option tender offer on November 17, 2006. HP is conducting a follow-up briefing on November 28, 2006 for those who did not attend either of the November 17th briefings. The content of this follow-up briefing will be the same as the content of the November 17th briefings. Information regarding how to participate in the follow-up briefing is provided below.

Where: Sao Paolo conference area, Café Building, Floor 2, Mountain View campus
 Date: Tuesday, November 28, 2006
 Time: 10-11AM PST
 Conference Call Access:
US/Canada: (800) 201-2356
Conference ID: 2134342

Participant URL:
https://www.rooms.hp.com/attend/default.aspx?key=EPPF6EL36J

To test your setup ahead of your event, please use the following link:
https://www.rooms.hp.com/testsetup

As a reminder, a replay of a previous briefing is posted on Inside Mercury.
http://insidemercury/inside/news_at_mercury/inside_spin/section_409a_discounted_stock.asp

Important Information

THIS E-MAIL IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO AMEND ARE MADE ONLY PURSUANT TO AN OFFER TO AMEND AND RELATED MATERIALS THAT HP FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") ON NOVEMBER 17, 2006 AS PART OF A TENDER OFFER STATEMENT. OPTION HOLDERS WHO ARE ELIGIBLE TO PARTICIPATE IN THE TENDER OFFER SHOULD READ THE TENDER OFFER STATEMENT AND THE RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER. OPTION HOLDERS MAY OBTAIN THE TENDER OFFER STATEMENT AND THE RELATED MATERIALS FREE OF CHARGE FROM THE SEC'S WEBSITE AT WWW.SEC.GOV OR FROM HP.

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  Exhibit (a)(1)(K)